AMENDMENT TO ADVISORY SERVICES LETTER AGREEMENT

This Amendment No. 1 (the "Amendment") to the Advisory Services Letter Agreement is made effective as of January 14, 2019__ by and between Level Brands, Inc. (the "Company") and Maxim Group LLC ("Maxim"). The Company and Maxim are collectively herein referred to as the "Parties".

RECITALS

WHEREAS, the Company and Maxim are parties to that certain Advisory Services Letter Agreement dated April 24, 2018 (the "Agreement"), and

WHEREAS, the Parties desire to extend the term of the Agreement, which terminates April 30, 2019,and have agreed to amend the Agreement to provide for such extension and consideration to be paid by the Company, for an extension from May 1, 2019 until April 30, 2020,

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the Parties agree that the Agreement shall be amended as follows:

AMENDMENT

The following shall be added as Section 3(b) of the Agreement:

Upon the execution of the Amendment, the Company shall issue to Maxim, or its designees, 50,000 shares of restricted Common Stock (the "Extension Stock"). The Extension Stock will be valued at the closing price of the common stock of the Company on January 14th, 2019.

The following shall replace the first sentence of Section 7 of the Agreement:

Either Maxim or the Company can terminate this Agreement at any time upon fifteen (15) days' prior written notice to the other party after April 19, 2020.

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All other terms and conditions shall remain unchanged.

IN WITNESS WHEREOF, the Parties have executed this Amendment to the Agreement on the dates indicated below.

Level Brands, Inc.

By: ______________________

Name: Martin Sumichrast

Title: Chairman

1/14/2019

Date:

Maxim Group LLC

By: ______________________

Name: Clifford Teller

Title: Executive Managing Director

Investment Banking

1/14/2019

Date